Exhibit 10.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AGREEMENT (the “Agreement”) is dated for reference the 11th day of January, 2012 (the “Effective Date”).

AMONG:

MIKE THE PIKE PRODUCTIONS,  INC.
a company incorporated under the laws of the state of  Wyoming, with an executive office at 3601 Hobson Road,  Suite 102, Ft. Wayne, Indiana, 46815

(the “Buyer”)

AND:

SAINT JAMES FILMS, LLC
a limited liability company incorporated under the laws of the state of Arizona, with an executive office at 10645 N. Tatum Blvd., Suite 200-130, Phoenix, AZ 85028.

(the “Seller”)

WHEREAS the Seller wishes to sell to the Buyer, and the Buyer wishes to purchase from the Seller, all of the member units of ownership of Seller, as contemplated by and on the terms set forth in this Agreement.

NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.	PURCHASE AND SALE

1.1	Subject to the terms of this Agreement, the Buyer agrees to purchase all of the Seller’s member units of ownership including all rights and privileges appurtenant thereto.

1.2	At the Closing (as defined below), as consideration for the purchase of all of Seller’s member units of ownership, the Buyer shall issue and deliver to the Seller:

(a)	250,000 shares of the Buyer’s preferred stock representing 12.5% of the Buyer’s preferred stock outstanding at the time;

(b)	the Buyer shall, after the Closing, submit for shareholder approval resolutions that establish the following rights and restrictions of shares of the Buyer’s preferred stock:

(i)	conversion rights to shares of the Buyer’s common stock at a one thousand (1,000) to one (1) ratio;

(ii)	voting rights for each share of the Buyer’s preferred stock equivalent to one thousand (1,000) shares of the Buyer’s common stock; and

(iii)	no dividend or liquidation rights.

(c)	A promissory note for one hundred thousand dollars ($100,000.00) due twelve
(12) months form the date of execution of this agreement. This promissory note shall be convertible into stock of Buyer with its terms specifically set forth in
Exhibit A attached.

1.3	Upon execution of this agreement Saint James Films, LLC, will become a wholly-owned subsidiary of Buyer.

2.           CLOSING

2.1	The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur as soon as practicable after this Agreement is executed by the parties hereto,

2.2	In addition to the covenants of the Buyer set out in section 1, at the Closing:

(a) the Buyer shall appoint Mark B. Newbauer to the Board of Directors of Saint. James Films, LLC.

(b) the Buyer shall appoint Theodore Chalmers to the Board of Directors of Saint James Films, LLC.

3.	REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Seller

(a)
Organization; Power. The Seller is a LLC incorporated and legally existing under the laws of the state of Arizona, and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

(b)
Authorization. The execution, delivery and performance of this Agreement and all other agreements contemplated by this Agreement to which the Seller is a party have been duly and validly authorized by all necessary corporate action of the Seller. This Agreement and all other agreements contemplated by this Agreement, when executed and delivered by the parties thereto, shall constitute legal, valid, and binding obligations of the Seller, enforceable against the Seller in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally or judicial limits on equitable remedies.

(c)
Conduct of Business; Liabilities. Except for any specified obligations of the Seller, described herein, the Seller is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default of the Seller under:

(i)	any mortgage, loan agreement, indenture, evidence of indebtedness, or other instrument evidencing borrowed money to which the Seller is a party or by which the Seller is bound; or

(ii)
any judgment, order or injunction of any court, arbitrator or governmental agency that would reasonably be expected to affect materially and adversely the assets of the Seller’s business, financial condition or results of operations.

(d)	No Adverse Consequences. The execution, delivery and performance of this Agreement by the Seller will not:

(i)	result in the creation or imposition of any lien, security interest, charge or encumbrance on the seller’s assets;

(ii)	violate or conflict with, or result in a breach of, any provision of the Seller’s Articles of Incorporation, Formation or Bylaws;

(iii)	violate any law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority applicable to the Seller, or

(iv)
conflict with, constitute grounds for termination or acceleration of, result in the breach of the terms, conditions, or provisions of, result in the loss of any benefit to the Seller under, or constitute a default under (whether by virtue of the application of a “change of control” provision or otherwise) any agreement, instrument, license or permit to which either the Seller is a party or by which the Seller is bound.

(e)
No Undisclosed Liabilities. Except for as set forth in recorded filings against seller or the assets transferred herein, the assets transferred herein are not subject to any material liability or obligation.

(f)
Litigation. Except as set forth herein, there are no actions, suits, proceedings, orders, investigations, or claims pending or, to the Seller’s knowledge, threatened against the Seller or any of the Seller’s assets, at law or in equity, and the Seller is not subject to any arbitration proceedings or, to the Seller’s knowledge, any governmental investigations or inquiries.

(g)
Tax Matters. The Seller has filed all United States, state, local and foreign tax returns and reports required to be filed and has paid all taxes shown as due thereon, and no taxing authority has asserted any deficiency in the payment of any tax or has informed the Seller that it intends to assert any such deficiency or to make any audit or other investigation of the Seller for the purpose of determining whether such a deficiency should be asserted against the Seller.

(h)
Compliance with Laws. The Seller is in material compliance with all laws, statutes, ordinances, regulations, orders, judgments or decrees applicable to it, the enforcement of which, if the Seller were not in compliance therewith, would have a material adverse effect on the business and operations of the Seller. The Seller has not received any notice of any asserted present or past failure by the Seller to comply with such laws, statutes, ordinances, regulations, orders, judgments or decrees.

(i)
Environmental, Health and Safety Matters. The Seller has obtained, has complied with, and is in compliance with, in each case in all material respects, all permits, licenses and other authorizations that are required pursuant to applicable environmental, health and safety legislation for its assets and operations. The Seller has not received any written or oral notice, report or other information regarding any actual or alleged material violation of any applicable environmental, health and safety legislation, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any material investigatory, remedial or corrective obligations, relating to its assets arising under applicable environmental, health and safety legislation.

(j)
Permits and Licenses. The Seller holds, and at all times has held, all permits necessary to operate its business pursuant to all applicable statutes, laws, ordinances, rules and regulations of all government bodies, agencies and other authorities, except when the failure to hold any permit would not have a material adverse effect on the business. The Seller is in material compliance with all the terms of each permit, and there are no claims of material violation by the Seller of any permit. All applicable government entities and agencies that have issued any permits have consented or, prior to the Closing, shall have consented (when such consent is necessary) to the transfer of its assets without requiring any modification of the Seller’s rights or obligations under such permits.

(k)
Accuracy of Representations and Warranties. None of the representations and warranties of the Seller contain any untrue statement of material fact or omit any material fact necessary to the statements contained in this Agreement and are not misleading.

3.2           Representations and Warranties of the Buyer

(a)
Organization; Power. The Buyer is a corporation incorporated and legally existing under the laws of the state of Wyoming and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

(b)
Authorization. The execution, delivery and performance of this Agreement and all other agreements contemplated by this Agreement to which the Buyer is a party have been duly and validly authorized by all necessary corporate action of the Buyer. This Agreement and all other agreements contemplated by this Agreement, when executed and delivered by the parties thereto, shall constitute legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally or judicial limits on equitable remedies.

(c)	No Conflict with Other Instruments or Agreements. The execution, delivery and performance of this Agreement by the Buyer shall not:

(i)	violate or conflict with, or result in a breach of, any provision of the Buyer’s Articles of Incorporation or Bylaws;

(ii)	violate any law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority applicable to the Buyer; or

(iii)
conflict with, constitute grounds for termination or acceleration of, result in a breach of the terms, conditions, or provisions of, result in the loss of any benefit to the Buyer under, or constitute a default under (whether by virtue of the application of a “change of control” provision or otherwise) any agreement, instrument, license or permit to which either the Buyer is a party or by which the Buyer is bound.

(d)
Governmental Authorities. The Buyer is not required to submit any notice, report, or other filing with any government or regulatory authority in connection with the Buyer’s execution, delivery and performance of this Agreement, and no consent, approval, or authorization of any government or regulatory authority is required to be obtained by the Buyer in connection with the Buyer’s execution, delivery and performance of this Agreement.

(e)
Environmental, Health and Safety Matters. The Buyer has obtained, has complied with, and is in compliance with, in each case in all material respects, all permits, licenses and other authorizations that are required pursuant to applicable environmental, health and safety legislation for its assets and operations.

(f)         Litigation. There are no actions, suits, proceedings, orders, investigations or claims pending or, to the Buyer’s knowledge, threatened against the Buyer or its properties, assets, operations or businesses, at law or in equity, and the Buyer is not subject to any arbitration proceedings or, to the Buyer’s knowledge, any governmental investigations or inquiries that would have any material effect on the terms of this Agreement..

(h)        Accuracy of Disclosures.  All public disclosures of Buyer made in compliance with SEC (such as 10-Ks, 10-Qs, 8-Ks, etc.) or any other regulatory body are true and correct and do not contain any untrue statement of material fact or omissions of any material fact.

(i)
Tax Matters. The Buyer has filed all United States, state, local and foreign tax returns and reports required to be filed and has paid all taxes shown as due thereon, and no taxing authority has asserted any deficiency in the payment of any tax or has informed the Buyer that it intends to assert any such deficiency or to make any audit or other investigation of the Buyer for the purpose of determining whether such a deficiency should be asserted against the Buyer.

(j)
Accuracy of Representations and Warranties.  None of the representations or warranties of the Buyer contain any untrue statement of material fact or omit any material fact necessary to make the statements contained in this Agreement not misleading.

3.3
All representations, warranties, covenants and agreements made in this Agreement or in any exhibit, schedule, certificate or agreement delivered in accordance with this Agreement shall survive the Closing. The Seller’s and Buyer’s representations and warranties shall survive the Closing for a period of not less than two (2) years, with the exception of warranties of title, which shall survive in accordance with the provisions of applicable laws.

4.           CONDITIONS PRECEDENT

4.1           Conditions Precedent to the Buyer’s Obligations

(a)	Available Information. The Seller shall have provided the Buyer with all available information regarding the assets being purchased.

(b)
Representations and Warranties. Each of the representations and warranties made by the Seller in this Agreement shall be true and correct in all material respects at the Closing with the same effect as though such representations and warranties were made at that time, except for changes contemplated, permitted or required by this Agreement. The Seller shall have performed and complied with all agreements, covenants and conditions required of the Seller under this Agreement.

(c)
No Proceeding or Litigation. No action, investigation, suit or proceeding by or before any court, government or regulatory authority shall have been commenced and be continuing against the Seller, and no action, investigation, suit or proceeding shall have been threatened against the Seller or any of its affiliates, associates, officers or directors, seeking to restrain, prevent or alter the terms of this Agreement, questioning the validity or legality of this Agreement or seeking damages in connection with this Agreement other then what has been disclosed herein.

(d)
Material Change. The Seller shall not have suffered any material adverse change in its business, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent, or otherwise) or operations.

(e)
Film Production.  Theodore Chalmers agrees to act as Executive Producer for each of the film projects of Saint James Films, LLC, on an ongoing basis from the date of closing of this Agreement.  He shall be responsible for nurturing each project from development through to best possible sale for each project, toward the collective benefit for all involved.  His involvement as Executive Producer is an integral condition of this Agreement and shall continue for a minimum period of two (2) years.   Mr. Chalmers agrees, as a further integral condition of this Agreement, to produce not less than five (5) films or movies per year for a period of not less than two (2) years.  All parties agree that Gennaro Buonocore shall be assigned producer’s credits on any motion picture produced by the company during this period.

(e)
Corporate Action. The Seller shall have furnished the Buyer with a copy, certified by an authorized signatory of the Seller, of the Seller’s resolutions authorizing the execution, delivery and performance of this Agreement.

4.2           Conditions Precedent to the Seller’s Obligations

(a)	Debt Obligations. The Buyer shall have no outstanding debt obligations as a requirement to consummate the transaction other than those filed under OTC Markets.

(b)        Funding of Films.  Buyer shall, on a best efforts basis, fund the production of not less than five (5) films or movies, budgeted at approximately $15,000.00 to $25,000.00 each, for its Saint James Films, LLC subsidiary during the course of the first twelve months of operation after the date of acquisition according to the terms of this Agreement.

(c)        Representations and Warranties. Each of the representations and warranties made by the Buyer in this Agreement shall be true and correct in all material respects at the Closing with the same effect as though such representations and warranties were made at that time, except for changes contemplated, permitted or required by this Agreement. The Buyer shall have performed and complied with all agreements, covenants, and conditions required of the Buyer under this
            Agreement.

(d)       No Proceeding or Litigation. No action, investigation, suit or proceeding by or before any court, government or regulatory authority shall have been commenced and be continuing against the Buyer, and no action, investigation, suit or proceeding shall have been threatened against the Buyer or any of its affiliates, associates, officers or directors, seeking to restrain, prevent or alter the terms of this Agreement, questioning the validity or legality of this Agreement or seeking damages in connection with this Agreement other then what is disclosed herein.

(e)      Corporate Action. The Buyer shall have furnished the Seller with a copy, certified by an authorized signatory of the Buyer, of the Buyer’s resolutions authorizing the execution, delivery and performance of this Agreement.

5.           CONDUCT OF THE SELLER PENDING THE CLOSING

5.1
Prior to the Closing, the Seller shall operate the its business in a manner consistent with past practice, and the Seller shall continue to use its reasonable efforts to keep available the services of current management and to preserve its current relationships with persons having business dealings with it.

5.2
Prior to the Closing, the Seller shall use, preserve and maintain, as far as practicable, in the ordinary course of business, all of its assets and business operations to the same extent and in the same condition as on the date of this Agreement. Without the Buyer’s prior written consent, the Seller shall not sell, transfer or encumber its assets or make any commitments relating to said assets, except in the ordinary course of business.

5.3	The Seller shall comply in all material respects with all statutes, laws, ordinances, rules and regulations applicable to the Seller and its business operations in the ordinary course of business.

5.4	Prior to the Closing, the Seller shall notify the Buyer promptly of any material and adverse change in its assets or business operations.

6.           JOINT COVENANTS

6.1
Without limiting any other obligations of the Seller and the Buyer herein, the Seller and the Buyer shall each use their best efforts to comply with all applicable securities laws and to satisfy the conditions set forth in this Agreement.

6.2
No press releases, other public announcements or notices to customers concerning the transactions contemplated by this Agreement shall be made by the Buyer or the Seller without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that nothing herein shall prevent the parties from supplying information or making statements as required by any government authority or in order for the parties to satisfy their legal obligations (prompt notice of which shall, in any such case, be given to the parties).

6.3
On the reasonable request of any party after the Closing, the other parties shall take all action and execute all documents and instruments necessary or desirable to consummate and give effect to this Agreement.

7.           TERMINATION

7.1	This Agreement may only be terminated in writing with the mutual consent of the parties hereto.

8.           INDEMNIFICATION

8.1
Notwithstanding any investigation by the Buyer, from and after the Closing, the Seller shall indemnify, hold harmless, and defend the Buyer and its subsidiaries, shareholders, affiliates, officers, directors, employees, agents, successors and permitted assigns (collectively, the “Buyer’s Indemnified Persons”) from and against, and reimburse each of the Buyer’s Indemnified Persons with respect to, any and all losses, damages, liabilities, costs, and expenses, including interest from the date of such loss to the time of payment, penalties, and reasonable attorney fees (collectively, “Damages”) incurred by any of the Buyer’s Indemnified Persons by reason of or arising out of or in connection with any breach or inaccuracy of any surviving representation or warranty of the Seller made in this Agreement, and any failure by the Seller to perform any covenant required to be performed by the Seller pursuant to this Agreement. This indemnification extends to any Damages suffered by any of the Buyer’s Indemnified Persons, whether or not a claim is made against any of the Buyer’s Indemnified Persons by any third party.  The Seller’s liability pursuant to this indemnification shall not exceed the consideration the Seller shall receive pursuant to this Agreement and in no event more than $1,000,000.00 in actual damages only.  All provisions of this indemnification are expressly limited to actual damages only.

8.2
Notwithstanding any investigation by the Seller, from and after the Closing, the Buyer shall indemnify, hold harmless, and defend the Seller and its subsidiaries, shareholders, affiliates, officers, directors, employees, agents, successors and permitted assigns (collectively, the “Seller’s Indemnified Persons”) from and against, and reimburse each of the Seller’s Indemnified Persons with respect to, any and all Damages incurred by any of the Seller’s Indemnified Persons by reason of or arising out of or in connection with any breach or inaccuracy of any representation or warranty of the Buyer made in this Agreement, and any failure by the Buyer to perform any covenant required to be performed by the Buyer pursuant to this Agreement. This indemnification extends to any Damages suffered by any of the Seller’s Indemnified Persons, whether or not a claim is made against any of the Seller’s Indemnified Persons by any third party. The Buyer’s liability pursuant to this indemnification shall not exceed the consideration the Buyer shall receive pursuant to this Agreement and in no event more than $1,000,000.00 in actual damages only.  All provisions of this indemnification are expressly limited to actual damages only.

8.3 The remedy provided by this section 8 shall be exclusive as to both parties with exception only for a determination of equitable relief.

9.           GENERAL PROVISIONS

9.1
Waiver. The failure of any party to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by the party entitled to the performance of such obligation, covenant or agreement or by the party who has the benefit of such condition, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

9.2	Amendment. This Agreement may not be amended unless consented to in writing by the Buyer and the Seller.

9.3	Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party hereto.

9.4
Notices. Any notice or communication required or permitted to be given under this Agreement shall be given in writing and shall be considered to have been given if delivered by hand, transmitted by facsimile transmission or mailed by prepaid registered post in the United States, to the address or facsimile transmission number of each party set out below:

To the Buyer:

MTP Productions, Inc.
Attn: Mark B. Newbauer
3601 Hobson road, Suite 102
Ft. Wayne, IN 46815
Facsimile: (310) 957-2656
To the Seller:

Saint James Films, LLC
Attn: Theodore Chalmers
10645 N. Tatum Blvd., Suite 200-130,
Phoenix, AZ 85028

or to such other address or facsimile transmission number as either party may designate in the manner set out above;

Any notice or communication shall be considered to have been received:

(a)
if delivered by hand during business hours on a business day, upon receipt by a responsible representative of the receiving party, and if not delivered during business hours, upon the commencement of business on the next business day;

(b)
if sent by facsimile transmission during business hours on a business day, upon the sender receiving confirmation of the transmission, and if not transmitted during business hours, upon the commencement of business on the next business day; and

(c)
if mailed by prepaid registered post in the United States, upon the fifth business day following posting; except that, in the case of a disruption or an impending or threatened disruption in postal services every notice or communication shall be delivered by hand or sent by facsimile transmission.

9.5	Arbitration. All disputes arising under this Agreement shall be arbitrated by a mediator agreed upon by the parties prior to commencing any litigation.

9.6	Currency. All references to currency in this Agreement are to U.S. dollars unless otherwise stated.

9.7	Time of the Essence. Time shall be of the essence of this Agreement.

9.8
Invalidity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision and any such invalid or unenforceable provision shall be deemed to be severable.

9.9
Entire Agreement. The provisions of this Agreement constitute the entire agreement between the parties and supersede all previous communications, representations and agreements, whether oral or written, between the parties with respect to the subject matter of this Agreement.

9.10
Enurement. This Agreement shall enure to the benefit of and be binding upon the parties and, except as otherwise provided or as would be inconsistent with the provisions of this Agreement, their respective heirs, executors, administrators, successors and assigns.

9.11
Independent Legal Advice. Each of the parties to this Agreement confirms and acknowledges that it has been provided with an opportunity to seek independent legal advice with respect to its rights, entitlements, liabilities and obligations hereunder and understands that it has been recommended that such advice be sought prior to entering into this Agreement.

9.12
Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that this Agreement is signed by one party and faxed to another, the parties agree that a faxed signature shall be binding upon the parties as though the signature was an original.

9.13	Venue. This agreement may be interpreted under the laws of the State of Indiana and any and all legal actions shall hold venue in the State of Indiana.

IN WITNESS WHEREOF this Agreement has been executed by the parties, and is effective as of the date of the last signature appearing below.

MTP PRODUCTIONS, INC.

/s/   Mark B. Newbauer                                                                                                             January 11, 2012
By:  Mark B. Newbauer, CEO/Producer                                                                                    Date

Saint JAMES FILMS, LLC.

Per:

/s/   Theodore Chalmers                                                                                                            January 11, 2012
By: Theodore Chalmers                                                                                                                Date

EXHIBIT  A

CONVERTIBLE PROMISSORY NOTE

$100,000

This Convertible Promissory Note (the “Note”) is dated for reference the ____ day of January, 2012 (the “Effective Date”).

Maker:                                   MIKE THE PIKE PRODUCTIONS INC.
Address:       3601 Hobson Road. Suite 102, Ft. Wayne, IN 46815
Phone:           1-310-986-2731

Payee:                                    SAINT JAMES FILMS, LLC
Address:        15508 W. Bell Road, Suite 101, 310
                         Surprise, AZ 85374
Phone:

RECITALS:

A.
WHEREAS pursuant to an Purchase and Sale Agreement among Maker and Payee dated January 30, 2012 (the “Agreement”),  Maker has agreed to pay to Payee the sum of $100,000 in principal pursuant to and in accordance with the terms and conditions of this Note; and

NOW, THEREFORE:

1.
Promise to Pay.  In consideration for Payee selling all of its units of ownership, Maker promises to pay to the order of Payee, at Payee’s address set out above or at such other place as Payee may designate by written notice to Maker, the principal sum of $100,000 (the “Principal Balance”), together with any accrued interest and any fees or charges under this Note. If the accrued interest and any fees or charges under this Note exceed the actual payment received from Maker, then Payee shall have the right to add the difference to (and have it become part of) the unpaid Principal Balance. This Note reflects all monies due by Maker to Payee as of the date of the Agreement.

2.
Interest.  The Principal Balance shall be repaid at any time by Maker to Payee with interest, which shall accrue on the unpaid Principal Balance at the rate of ten percent (10%) per year, compounded semi-annually beginning on the date of execution of the above-referenced Purchase and Sale Agreement, and shall continue to accrue until all sums due under this Note are paid in full.

3.	Terms of Repayment. The unpaid Principal Balance, together with any accrued interest, shall be payable as follows:

This entire remaining principal of the promissory note, together with any and all accumulated interest and/or  fees shall be due payable in full not later than twelve months from the date of execution of the Purchase and Sale Agreement referenced above (the “Maturity Date”).

4.         Default.  If any payment under this Note is not received by Payee within ten (10) days of its due date the entire unpaid Principal Balance, together with any accrued interest and any fees or charges, shall immediately become due to Payee.

5.	Default Conversion Rights.

(a)
If payment in full under this Note is not made to Payee by within ten (10) day of the Maturity Date, Maker shall have the option to convert all or a portion of the unpaid Principal Balance, together with any accumulated interest and any fees or charges (a “Default Conversion”), into the number of shares of Maker’s common stock (the "Default Conversion Shares") equal to up to one hundred percent (100%), or any portion thereof, of the unpaid Principal Balance, together with any accrued interest and any fees or charges.  The conversion shall be at a price equal to the average daily closing price as computed over the entire term of the promissory note, then discounted ten percent (10%).

(b)
Payee shall give written notice of any default to Maker,  at Maker’s address specified above. If Maker elects to effect a Default Conversion, then such Default Conversion shall be deemed to have been effected at the close of business on the date on which such default notice shall have been sent.

(c)
As promptly as practicable but in no event later than ten (10)Business Days after any Default Conversion, Maker, at its expense, shall cause Payee's name to be entered in the register of the shareholders of Maker in respect of the Default Conversion Shares and shall issue to Payee certificates evidencing same and deliver them to Payee at Payee’s address set out in the Conversion Notice, at Maker’s expense. "Business Day" for this purpose means any day other than a Saturday, Sunday or other day on which banks in the city of Ft. Wayne, Indiana are required or authorized to be closed.

7.	Prepayment. Maker may prepay this Note at any time, in whole or in part, without penalty or premium.

8.
Costs and Attorneys’ Fees.  Maker agrees to pay Payee any costs Payee may incur as a result of Maker’s failure to make the payments provided for in this Note, including Payee’s attorneys’ fees, whether or not Payee files any type of court action or suit. If  Payee files a court action or suit and wins, Maker agrees to pay, in addition to the amounts due under this Note, Payee’s court costs and its reasonable attorneys’ fees as determined by the trial court and any appellate court or courts in the event the case is appealed, and on any petition for review.

9.
Consent and Waiver.  All suretyship defenses, including presentment, notice of dishonor and protest, are hereby waived by Maker and any endorsers of this Note. Any extension, waiver or renewal shall not affect the liability of Maker or any endorser.

10.
Controlling Law.  The laws of the State of Indiana shall be applicable for purposes of governing, construing and determining the validity of this Note and this transaction. The parties agree to attorn to the non-exclusive jurisdiction of Indiana for any dispute relating to this Note.

11.	Security. Pursuant to the terms of this Note, the convertible option of this Note shall provide the security for Payee.

12.
Authority of Signatories.  Maker (and the undersigned representative of Maker, if any) represents that Maker has the full power, authority and legal right to execute and deliver this Note, and that this Note constitutes a valid and binding obligation of Maker.

13.
Notices.  Any notice or communication required or permitted to be given under this Note shall be in writing and shall be considered to have been given if delivered by hand or mailed by prepaid registered post in the United States, to the address of each party set out above, or to such other address as either party may designate in the manner set out above.

Any notice or communication shall be considered to have been received:

(a)
if delivered by hand during business hours on a business day, upon receipt by a responsible representative of the receiving party, and if not delivered during business hours, upon the commencement of business on the next business day; and

(b)
if mailed by prepaid registered post in the United States, upon the fifth (5th) business day following posting; except that, in the case of a disruption or an impending or threatened disruption in postal services every notice or communication shall be delivered by hand or sent by facsimile transmission.

14.
General Provisions.  With respect to this Note, time shall be of the essence. Payments received on this Note may be applied by Payee in such manner and in such amounts and at such time or times and in such order and priority as Payee may see fit to the payment or reduction of such portion of this Note and/or such indebtedness, as Payee may elect. The words “Payee” and “Maker” shall include their respective successors, assigns, heirs, executors and administrators.

15.
Successors; Assigns; Third-Party Beneficiaries. The provisions of this Note shall be binding upon the parties hereto and their respective heirs, successors and permitted assigns. Neither this Note nor the rights or obligations of any party may be assigned without the prior written consent of the other party. Any attempted assignment in contravention of this Note shall be null and void and of no effect. This Note is for the sole benefit of the parties hereto and their respective heirs, successors and permitted assigns and no provision hereof, whether express or implied, is intended, or shall be construed, to give any other person any rights or remedies, whether legal or equitable, hereunder.

16.	Amendments. This Note may not be amended, modified or supplemented except in writing signed by Maker and Payee.

17.	Currency. All references to currency in this Note are to U.S. dollars.

THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

IN WITNESS WHEREOF and intending to be legally bound, Maker and Payee have executed this Note as of the Effective Date.

MAKER                                                                                                               PAYEE

Per: Saint James Flims, LLC                                                                              Per: MTP Productios, Inc.

/s/  Theodore Chalmers                                                                                  /s/   Mark B. Newbauer
Theodore Chalmers, Managing Member                                                               Mark B. Newbauer, CEO

/s/  Genarro Bounocore
Genarro Buonocore, Member